Exhibit 1

AGREEMENT
JOINT FILING OF SCHEDULE 13D

          The undersigned hereby agree to file jointly the Statement on Schedule 13D (the "Statement") relating to the Common Stock, no par value, of Res-Care, Inc., and any amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

It is understood and agreed that a copy of this Agreement shall be attached as an Exhibit to the Statement, filed on behalf of each of the parties hereto.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 22nd day of March, 2004.

ONEX PARTNERS LP

BY: ONEX PARTNERS GP LP, its General Partner

By: ONEX PARTNERS GP INC., its General Partner

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Vice President

ONEX PARTNERS GP LP

By: ONEX PARTNERS GP INC., its General Partner

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Vice President

ONEX PARTNERS GP INC.

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Vice President

ONEX AMERICAN HOLDINGS II LLC

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its General Partner

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

ONEX AMERICAN HOLDINGS GP LLC

By: /s/ Eric J. Rosen
Name: Eric J. Rosen Title: Director

RESCARE EXECUTIVE INVESTCO LLC

By: /s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Director

ONEX CORPORATION

By: /s/ Nigel S. Wright
Name: Nigel S. Wright Title: Managing Director

GERALD W. SCHWARTZ

By: /s/ Donald W. Lewtas
Name: Donald W. Lewtas Title: Authorized Signatory for Gerald W. Schwartz

ONEX CAPITAL CORPORATION

By: /s/ Ewout R. Heersink
Name: Ewout R. Heersink Title: President